As filed with the United States Securities and Exchange Commission on September 21, 2009

Registration No. 333-158683

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3

Registration Statement Under the Securities Act of 1933

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

Delaware	45-0466694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Martha D. Rehm Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 (303) 861-7000	Thomas A. Richardson Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, Colorado 80203-4518 (303) 295-3995

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Deregistration of Unsold Securities.

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-158683) (the “Registration Statement”) filed with the Securities and Exchange Commission on April 22, 2009, by Cimarex Energy Co. (“Cimarex”), relating to the registration of an indeterminate number or amount of common stock, preferred stock, debt securities, guarantees of debt securities and warrants is being registered as may from time to time be sold at indeterminate prices.

Cimarex deferred payment of filing fees under the Registration Statement pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, and has paid no registration fees under the Registration Statement to date.  Cimarex has not made any offering or sale of securities under the Registration Statement, and has determined not to make any offering or sale of securities under the Registration Statement.  Accordingly, all securities previously registered under the Registration Statement are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on September 21, 2009.

CIMAREX ENERGY CO.

By:	/s/ F.H. Merelli
F.H. Merelli
Chairman, President and Chief Executive Officer

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F.H. Merelli	Director, Chairman, President and Chief Executive Officer	September 21, 2009
F.H. Merelli	(Principal Executive Officer)

*	Vice President, Chief Financial Officer and Treasurer	September 21, 2009
Paul Korus	(Principal Financial Officer)

*	Vice President, Chief Accounting Officer and Controller	September 21, 2009
James H. Shonsey	(Principal Accounting Officer)

*	Director	September 21, 2009
Jerry Box

*	Director	September 21, 2009
Hans Helmerich

*	Director	September 21, 2009
David A. Hentschel

*	Director	September 21, 2009
Paul D. Holleman

*	Director	September 21, 2009
Harold R. Logan, Jr.

Signature	Title	Date

*	Director	September 21, 2009
Monroe W. Robertson

*	Director	September 21, 2009
Michael J. Sullivan

*	Director	September 21, 2009
L. Paul Teague

*By:	/s/ F.H. Merelli, attorney-in-fact
F.H. Merelli, attorney-in-fact